UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):                 June 4, 2008

Grant Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50133	82-0490737
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1787 East Ft. Union Blvd., Suite 202 Salt Lake City, Utah		84121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(801) 733-0878

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 4, 2008, Grant Life Sciences, Inc. (the “Company”) filed a Certificate of Designation (the “Certificate of Designation”) establishing the Voting Powers, Designations, Preferences, Limitations, Restrictions, and Relative Rights of Series A Convertible Preferred Stock (“Preferred Stock”) such that the number of shares constituting the Preferred Stock shall be 4,000,000.  Holders of Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Company and shall be entitled to one hundred and fifty votes for each share of Preferred Stock owned at the determined record date.  Subject to the terms of the Certificate of Designation, each share of Preferred Stock is convertible into ten shares of the Company’s Common Stock.

A copy of the Certificate of Designation is attached as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits

Exhibit Number	Description
3.1	Certificate of Designation for Series A Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grant Life Sciences, Inc.

Date: June 6, 2008	By:	/s/ Hun Chi-Lin
Name: Hun Chi-Lin
Title: President